UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of report (date of earliest event reported): July 1, 2005 (June 30, 2005)

                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

          Maryland                        1-13648               13-257-8432
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

                       P.O. Box 600, New Hampton, NY 10958
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 326-5600

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01 Completion of Acquisition or Disposition of Assets.

      Effective June 30, 2005, pursuant to an asset purchase agreement of same date (the "Asset Purchase Agreement"), Balchem Corporation (the "Company") acquired certain assets of Loders Croklaan USA, LLC ("Seller") relating to the fluidized bed encapsulation and granulation business of Seller for a purchase price in cash of nine million eight hundred fifty thousand dollars ($9,850,000) and an additional amount for certain product inventories and accounts receivable and the assumption by the Company of certain related obligations.

      The Asset Purchase Agreement also provides for the contingent payment by the Company of additional consideration to Seller based upon the volume of sales associated with one particular product acquired by the Company during the three year period following the acquisition.

      The Company funded the acquisition with its cash reserves. The acquisition will be accounted for using the purchase method. The purchase price (other than the portion attributable to product inventories and accounts receivables) will be primarily allocated to equipment and intangibles. Equipment acquired by the Company includes manufacturing equipment located in Channahon, Illinois.

      The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the terms and provisions of the Asset Purchase Agreement which is attached hereto as Exhibit 2.1.

      In connection with the acquisition, the Company entered into a lease agreement with Seller, whereby the Company will lease a portion of Seller's Channahon, Illinois facility where Seller principally conducted the manufacturing portion of the acquired business and certain warehouse space thereat. The initial term of the lease is through September 30, 2010, subject to earlier termination by the Company. In addition, the Company entered into certain short-term services and tolling agreements with the Seller.

      On July 1, 2005, the Company issued a press release announcing the consummation of the transactions contemplated by the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

      (c) Exhibits

Exhibit 2.1 Asset Purchase Agreement dated June 30, 2005, by and between Balchem Corporation and Loders Croklaan USA, LLC

Exhibit 99.1      Press Release of Balchem Corporation dated July 1, 2005


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BALCHEM CORPORATION


                                                     By:/s/ Dino A. Rossi
                                                     --------------------------
                                                     Dino A. Rossi, President &
                                                     Chief Executive Officer

Dated: July 1, 2005

                                  Exhibit Index


Exhibit Number             Description
--------------             -----------

2.1 Asset Purchase Agreement dated June 30, 2005, by and between Balchem Corporation and Loders Croklaan USA, LLC

99.1                    Press Release of Balchem Corporation dated July 1, 2005